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                                                                    EXHIBIT 99.1


                                   PROXY CARD

                        PLEASE SIGN, DATE AND RETURN YOUR
                         PROXY CARD AS SOON AS POSSIBLE

                         SPECIAL MEETING OF SHAREHOLDERS
                         RELIANT INTERACTIVE MEDIA CORP.

                                 MARCH __, 2002

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

         The undersigned, having received the Notice and accompanying Proxy Statement for the Special Meeting of Stockholders (the "Special Meeting") of Reliant Interactive Media Corp. (the "Company") to be held on ________, March __, 2002, hereby appoints ___________ and _________, and each of them, with full power of substitution, as the undersigned's proxies and attorneys-in-fact to vote at the Special Meeting, or any adjournment thereof, all shares of voting stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote at the Special Meeting or any adjournment thereof, as shown below.

         PLEASE MARK YOUR VOTES [X]   AS IN THIS EXAMPLE

                                                     FOR     AGAINST   ABSTAIN
         1.       PROPOSAL NO. 1                     [ ]       [ ]       [ ]

         To adopt and approve the agreement and
         plan of merger, as amended, dated as of
         December 6, 2001, by and among Thane
         International, Inc., a Delaware
         corporation, Reliant, Reliant Acquisition
         Corporation, a wholly owned Nevada
         subsidiary of Thane, and Kevin
         Harrington, Timothy Harrington and Mel
         Arthur, stockholders of Reliant, and
         approval of the merger, pursuant to which the wholly owned subsidiary of Thane will be merged with and into Reliant and all of the outstanding shares of common stock of Reliant will be converted into the right to receive a number of shares of Thane common stock based on the exchange ratio defined in the merger agreement, as amended

         The undersigned acknowledges receipt of (a) Notice of Special Meeting of Stockholders and (b) the accompanying Proxy Statement/Prospectus.

         THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

---------------------------                  ----------------------------------
SIGNATURE                                    SIGNATURE

DATE             , 2002                      DATE             , 2002
     ------------                                 ------------
                                             (Signature if held jointly)

PROXY INSTRUCTIONS:

1. Please sign exactly as the name or names appear on your stock certificate (as indicated hereon).

2. If the shares are issued in the name of two or more persons, all of them must sign the proxy.

3. A proxy executed by a corporation must be signed in its name by an authorized officer. Executors, administrators, trustees and partners should indicate their capacity when signing.